Exhibit 24.1

PROTECTIVE LIFE INSURANCE COMPANY

2801 Highway 280 South
Birmingham, Alabama 35223

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Insurance Company, a Tennessee corporation (the “Company”), hereby constitute and appoint JOHN D. JOHNS, STEVEN G. WALKER, JUDY WILSON, RICHARD J. BIELEN and MAX BERUEFFY, and each of them, with full power of substitution, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Company (both in such capacity and in capacities necessary for the execution of documents in their names on behalf of the Company) to one or more Registration Statements on Form S-3 of the Company, or such other form as may be desirable, to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended (the “Act”), any subsequent Registration Statements which may be filed under Rule 462(b) and any amendment or amendments (including post effective amendments) to such Registration Statements including a registration statement containing a combined prospectus pursuant to Rule 429 under the Act, relating to the secured notes (the “Notes”) to be issued by either a newly formed Delaware statutory trust or a newly formed Delaware common law trust (each, a “Trust”) and offered to the public, and the funding agreements to be issued by the Company and sold to each Trust in connection with the sale of each Trust’s Notes, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated: November 21st, 2008

Signature	Title

/s/ John D. Johns	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer) and Director
John D. Johns

/s/ Richard J. Bielen	Vice Chairman of the Board and Chief Financial Officer (Principal Financial Officer) and Director
Richard J. Bielen

/s/ Steven G. Walker	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
Steven G. Walker

/s/ Carolyn Johnson	Director
Carolyn Johnson